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                                   EXHIBIT 5

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Exhibit 5

                         [FIRM LETTERHEAD]


                                 June 29, 1995


Waterhouse Investor Services, Inc.
100 Wall Street
New York, New York  10005

                  Re:  WATERHOUSE INVESTOR SERVICES, INC.
                          REGISTRATION STATEMENT FORM S-8

Gentlemen:

                  You have requested our opinion regarding the legality of the authorization and issuance of an aggregate of up to 1,218,750 shares of Common Stock, $.01 par value per share (the "Shares"), of Waterhouse Investor Services, Inc., a Delaware Corporation (the "Corporation), that are being registered for sale pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"). The Shares represent Shares that may be issued pursuant to the exercise of a employee stock options or other stock based awards under the Waterhouse Investor Services, Inc. 1992 Stock Option Plan, as Amended (the "Plan").

                  In this regard, we have examined and are familiar with resolutions of the Stockholders and Board of Directors of the Corporation authorizing the issuance and sale of the Shares pursuant to the terms of the plan and the filing of the Registration Statement as well as other actions taken by the Board of Directors of the Corporation in connection with the foregoing. In addition, we have verified such facts as we deem relevant to the matters covered herein by this opinion.

                  Based upon the foregoing, having regard for such legal considerations as we deem relevant to the matters covered herein, it is our opinion that the Shares have been duly and validly authorized and, when sold and delivered in accordance with the terms of stock option agreements or other stock based awards entered into pursuant to the Plan, will be legally and validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof under the laws of the State of Delaware.

                  We understand that a copy of this opinion will be filed as an exhibit to the Registration Statement and we hereby consent to such filing.

                                           SATTERLEE STEPHENS BURKE & BURKE LLP

                                           By:     /s/ Denis R. Pinkernell
                                               -------------------------------
                                                       Denis R. Pinkernell